     As filed with the Securities and Exchange Commission on August 9, 1999
                                                  Registration No. 333-_________


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                          CARDIAC PATHWAYS CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

              DELAWARE                                  77-0278793
      (STATE OF INCORPORATION)               (I.R.S. EMPLOYER IDENTIFICATION
                                                         NUMBER)

                               995 BENECIA AVENUE
                           SUNNYVALE, CALIFORNIA 94086
   (ADDRESS, INCLUDING ZIP CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                 1991 STOCK PLAN
                       1998 NONSTATUTORY STOCK OPTION PLAN
                            (FULL TITLE OF THE PLANS)

                                 THOMAS PRESCOTT
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                          CARDIAC PATHWAYS CORPORATION
                               995 BENECIA AVENUE
                           SUNNYVALE, CALIFORNIA 94086
                                 (408) 737-0505
(NAME, ADDRESS, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                   Copies to:
                             CHRIS F. FENNELL, ESQ.
                        WILSON SONSINI GOODRICH & ROSATI
                            PROFESSIONAL CORPORATION
                               650 PAGE MILL ROAD
                               PALO ALTO, CA 94304
                                 (415) 493-9300

                               CALCULATION OF REGISTRATION FEE

=============================================================================================================
                                                                Proposed        Proposed
                                                                Maximum         Maximum          Amount of
      Title of Each Class of              Amount to be        Offering Price    Aggregate       Registration
   Securities to be Registered             Registered           Per Share     Offering Price         Fee
-------------------------------------------------------------------------------------------------------------
Common Stock, $0.001 par value(1)..... 1,200,000 shares(2)      $3.9375(3)     $4,725,000.00     $1,314.00
=============================================================================================================

(1) Includes Preferred Share Purchase Rights which, prior to the occurrence of certain events, will not be exercisable or evidenced separately from the Common Stock.

(2) This subtotal represents the number of shares being registered pursuant to this Registration Statement which are issuable upon exercise of options that have not yet been granted under the 1991 Stock Plan and the 1998 Nonstatutory Stock Option Plan as of the date of this Registration Statement. Of the total of 1,200,000 shares that will be issuable upon the exercise of such options to be granted in the future, 800,000 shares will be issuable upon the exercise of options to be granted in the future under the 1991 Stock Plan and 400,000 shares will be issuable upon the exercise of options to be granted in the future under the 1998 Nonstatutory Stock Option Plan.

(3) Estimated in accordance with Rule 457(h) solely for the purpose of computing the amount of the registration fee. Computation based upon the average of the high and low prices for the Common Stock as reported by The Nasdaq National Market on August 2, 1999.


================================================================================

                          CARDIAC PATHWAYS CORPORATION
                       REGISTRATION STATEMENT ON FORM S-8

                                     PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

        There are hereby incorporated by reference in this Registration Statement the following documents and information heretofore filed with the Securities and Exchange Commission:

        (1) The Registrant's Annual Report on Form 10-K for the year ended June 30, 1998 filed pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on September 25, 1998.

        (2) The Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 1998 filed pursuant to Section 13 of the Exchange Act on November 6, 1998.

        (3) The Registrant's Quarterly Report on Form 10-Q for the quarter ended December 31, 1998 filed pursuant to Section 13 of The Exchange Act on February 16, 1999.

        (4) The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1999 filed pursuant to Section 13 of The Exchange Act on May 17, 1999.

        (5) The description of the Common Stock of the Company that is contained in the Registration Statement on Form 8-A filed April 27, 1996 pursuant to
Section 12(g) of the Exchange Act and declared effective on June 12, 1996.

        (6) The description of the Registrant's Preferred Share Purchase Rights contained in the Registrant's Registration Statement on Form 8-A filed May 15, 1997 pursuant to Section 12(g) of the Exchange Act.

        (7) With respect to the 1991 Stock Option Plan, the contents of the Registration Statements (Reg. Nos. 333-07629 and 333-38049) as filed with the Commission on July 3, 1996 and October 16, 1997, respectively.

        (8) With respect to the 1991 Stock Plan and The 1998 Nonstatutory Stock Option Plan, the contents of the Registration Statement (Reg. No. 333-69095) as filed with the Commission on December 17, 1998.

        (9) All documents filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

ITEM 4. DESCRIPTION OF SECURITIES.

        Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

        Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        The Registrant's Certificate of Incorporation limits the liability of directors to the maximum extent permitted by Delaware law. Delaware law provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability
(i) for any breach of their duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases or redemption as provided in section 174 of the Delaware General Corporation Law, or (v) for any transaction from which the director derived an improper personal benefit.

        The Registrant's Bylaws provide that the Registrant shall indemnify its directors and officers and may indemnify its employees and other agents to the fullest extent permitted by law. The Registrant believes that indemnification under its Bylaws covers at least negligence and gross negligence on the part of indemnified parties. The Registrant's Bylaws also permit the Registrant to secure insurance on behalf of any officer, director, and employee or other agents for any liability arising out of his or her actions in such capacity, regardless of whether the Registrant would have the power to indemnify him or her against such liability under the General Corporation Law of Delaware. The Registrant currently has secured such insurance on behalf of its officers and directors.

        The Registrant has entered into agreements to indemnify its directors and officers, in addition to indemnification provided for in the Registrant's Bylaws. Subject to certain conditions, these agreements, among other things, indemnify the Registrant's directors and officers for certain expenses (including attorney's fees), judgments, fines and settlement amounts incurred by any such person in any action or proceeding, including any action by or in the right of the Registrant, arising out of such person's services as a director or officer of the Registrant, any subsidiary of the Registrant or any other company or enterprise to which the person provides services at the request of the Registrant.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

        Not applicable.

ITEM 8. EXHIBITS.

              Exhibit
               Number   Document
               ------   --------
                 4.1    1991 Stock Plan, as amended.

                 4.2    1998 Nonstatutory Stock Option Plan, as amended.

                 5.1    Opinion of Wilson Sonsini Goodrich & Rosati, a
                        Professional Corporation.

                23.1    Consent of Ernst & Young LLP, Independent Auditors.

                23.2    Consent of Counsel (contained in Exhibit 5.1).

                24.1    Power of Attorney (see page II-2).

ITEM 9. UNDERTAKINGS.

        A.     The undersigned registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, (the "Securities Act") each filing of the registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the Delaware General Corporation Law, the Articles of Incorporation of the Company, the Bylaws of the Company, indemnification agreements entered into between the Company and its officers and directors or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities and Exchange Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company in successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


        Pursuant to the requirements of the Securities Act of 1933, the Registrant, Cardiac Pathways Corporation, a corporation organized and existing under the laws of the State of Delaware, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on this 9th day of August, 1999.

                                      CARDIAC PATHWAYS CORPORATION



                                      By: /s/ Thomas M. Prescott
                                          --------------------------------------
                                          Thomas M. Prescott
                                          President and Chief Executive Officer
                                          (Principal Executive Officer)



                                POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each such person whose signature appears below constitutes and appoints, jointly and severally, Thomas
M. Prescott and G. Michael Latta as his or her attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any amendments to this Registration Statement on Form S-8 (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

        PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

               SIGNATURE                                TITLE                         DATE
               ---------                                -----                         ----

/s/ Thomas M. Prescott                     President, Chief Executive            August 9, 1999
------------------------------------       Officer and Director
(Thomas M. Prescott)                       (Principal Executive Officer)


/s/ G. Michael Latta                       Vice President and Chief              August 9, 1999
------------------------------------       Financial Officer (Principal
(G. Michael Latta)                         Financial and Accounting
                                           Officer)


/s/ Mark J. Brooks                        Director                               August 9, 1999
------------------------------------
(Mark J. Brooks)


                                          Director
------------------------------------
(M. Fazle Husain)


/s/ Anchie Y. Kuo, M.D.                   Director                               August 9, 1999
------------------------------------
(Anchie Y. Kuo, M.D.)


                                          Director
------------------------------------
(William N. Starling)

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549





                                    EXHIBITS




                       Registration Statement on Form S-8

                          Cardiac Pathways Corporation

                                 August 9, 1999

                                INDEX TO EXHIBITS


   EXHIBIT
   NUMBER                                 EXHIBIT
   ------                                 -------
     4.1      1991 Stock Plan, as amended.

     4.2      1998 Nonstatutory Stock Option Plan, as amended.

     5.1      Opinion of Wilson Sonsini Goodrich & Rosati, a Professional
              Corporation.

    23.1      Consent of Ernst & Young LLP, Independent Auditors.

    23.2      Consent of Counsel (contained in Exhibit 5.1).

    24.1      Power of Attorney (see page II-2).